Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Services - Experts” and “Services - Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated April 30, 2014 with respect to the financial statements of Symetra Resource Variable Account B and (2) dated March 31, 2014 with respect to the consolidated financial statements of Symetra Life Insurance Company, included in Post-Effective Amendment No. 5 to the Registration Statement (Form N-4, No. 333-178461) of Symetra Resource Variable Account B and related prospectus of the Symetra True Variable Annuity filed April 30, 2014, as amended by this Post-Effective Amendment No. 6.

/s/ Ernst & Young LLP

Seattle, Washington
July 1, 2014